Exhibit 99.2
                       Summary of Compensation Information

         Name                                                 Annual Salary

Philip J. Schoonover                                          $700,000
Michael E. Foss                                               $525,000

Mr. Foss will be eligible, beginning with fiscal year 2006, for an annual bonus that is not less than 80% of his base salary. For the current fiscal year, his target annual bonus percentage is 60% of base salary. Mr. Schoonover's target bonus percentage did not change.